UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2008 (December 28, 2007)
Date of report (Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 28, 2007, we and the lenders under our Second Amended and Restated Financing Agreement dated March 27, 2007 entered into a Forbearance Agreement and Third Amendment.

The purpose of the Forbearance Agreement and Third Amendment to our Second Amended and Restated Financing Agreement is to, among other things, provide: (i) a temporary $10,000,000 increase in our revolving line of credit to a total of $80,000,000; (ii) an agreement on the part of the lenders to forbear from exercising their rights and remedies due to our failure to comply with the fixed charge coverage ratio financial covenant under our Second Amended and Restated Financing Agreement until March 7, 2008. In addition, the Forbearance Agreement and Third Amendment also creates new information requirements and a new financial covenant for us in consideration of our lenders’ forbearance. In lieu of our compliance with the fixed charge coverage ratio financial covenant, during the forbearance period we will be required to maintain certain minimum levels of EBITDA. In addition, during the forbearance period we will be required to provide our lenders with certain reports, projections and management’s analysis of our financial position, daily borrowing base certifications, and weekly cash flow projections.

As consideration for the Forbearance Agreement and Third Amendment, we have agreed to pay our lenders aggregate fees of $50,000 for the temporary increase in our revolving line of credit. In addition, in consideration of our lenders’ forbearance, we have agreed to pay additional interest of 60 basis points (0.6%) on our borrowings during the forbearance period.

The foregoing description of the Forbearance Agreement and Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement and Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Forbearance Agreement and Third Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about us. The representations, warranties and covenants contained in the Forbearance Agreement and Third Amendment were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Forbearance Agreement and Third Amendment, and may be subject to limitations agreed upon by the contracting parties, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Forbearance Agreement and Third Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of United Fuel & Energy Corporation. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Forbearance Agreement and Third Amendment, which subsequent information may or may not be fully reflected in the public disclosures of United Fuel & Energy Corporation.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

               The information set forth above in Item 1.01 regarding the Forbearance Agreement and Third Amendment is hereby incorporated into Item 2.03(a) by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description

10.1
Forbearance Agreement and Third Amendment to Second Amended and Restated Financing Agreement dated December 28, 2007, by and among United Fuel & Energy Corporation (Texas), Three D Oil Co., of Kilgore, Inc., Cardlock Fuels System, Inc., United Fuel & Energy Corporation (Nevada), The CIT Group/Business Credit, Inc., SunTrust Bank, Wachovia Bank, N.A. and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: January 3, 2008	By:	/s/ Charles McArthur
Charles McArthur
President and Chief Executive Officer